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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                  CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   June 20, 2000
                                                  --------------------------


                             Blaze Software, Inc.
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             (Exact name of registrant as specified in its charter)

 Delaware                              000-29817            77-0081248
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(State or other jurisdiction           (Commission         (IRS Employer
of incorporation)                      File Number)     Identification No.)

          150 Almaden Boulevard, San Jose, California            95113
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               (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code:(408) 275-6900
                                                   ----------------

________________________________________________________________________________
         (Former name or former address, if changed since last report)
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Item 1.  Changes in Control of Registrant.

     (b) On June 19, 2000, Blaze Software, Inc., a Delaware corporation ("Blaze") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Brokat Infosystems AG, a company organized under the laws of Germany ("Brokat"), pursuant to which Brokat has agreed to acquire Blaze (the "Acquisition"). A copy of the Merger Agreement is attached hereto as Exhibit
2.1 and incorporated herein by reference. The Acquisition will be effected through the issuance of the ADS equivalent of 0.1826 of a Brokat ordinary share in exchange for each share of Blaze common stock. To acquire Blaze, Brokat will issue approximately 4.9 million ordinary shares in the form of ADSs in exchange for all outstanding shares of Blaze common stock. Based on Brokat's closing price of Euros 119.80 on the Neuer Markt on June 19, 2000, the acquisition is valued at 585.9 million Euros or US$560.5 million. The amount of such consideration was determined based upon arm's-length negotiations between Brokat and Blaze. The Merger Agreement also provides for the payment by Blaze to Brokat under certain circumstances of a fee of $20 million in the event the Merger Agreement is terminated. The companies anticipate that the closing will occur at the end of September.

     The Acquisition is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. The consummation of the Acquisition is subject to the satisfaction of certain conditions, including certain regulatory approvals and the approval of the stockholders of Blaze. In connection with the Acquisition, certain affiliates of Blaze have agreed to vote in favor of approval of the Acquisition pursuant to the Stockholders' Agreement attached hereto as Exhibit 2.2.


     A copy of the press release announcing the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     This document contains statements that constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1955. Forward-looking statements are statements other than historical information or statements of current condition. These statements include statements concerning the parties' intent, belief or current expectations regarding future events, and they appear in Item 1 of this document regarding the transaction and its expected tax-free status and in the exhibits to this document regarding the above and other transactions to which the parties may be a party; competition in the industry; changing technology and future demand for products; changes in business strategy or development plans; ability to attract and retain qualified personnel; worldwide economic and business conditions; regulatory, legislative and judicial developments; financing plans; and trends affecting the parties' financial condition or results of operations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to any failure for conditions to the merger to be satisfied or the merger itself to be consummated; changes in economic, market or business conditions; and tax considerations. Although Brokat's and Blaze's believe their respective expectations reflected in any such forward-looking statements are based upon reasonable assumptions they can give no assurance that those expectations will be achieved.

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Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.
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     2.1  Agreement and Plan of Merger dated as of June 19, 2000 by and between
          Brokat Infosystems AG and Blaze Software, Inc. (excluding exhibits).

     2.2  Stockholders' Agreement dated as of June 19, 2000.

     99.1 Press Release dated June 20, 2000.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 20, 2000        BLAZE SOFTWARE, INC.


                              /s/ Gary Shroyer
                              ______________________________
                              Name

                              Chief Financial Officer
                              ______________________________
                              Title

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                                  INDEX TO EXHIBITS


     Exhibit
     Number            Description of Document
     ------            -----------------------

     2.1 Agreement and Plan of Merger dated as of June 19, 2000 by and between Brokat Infosystems AG and Blaze Software, Inc. (excluding exhibits).

     2.2  Stockholders' Agreement dated as of June 19, 2000.
     ---

     99.1 Press Release dated June 20, 2000.